Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement (Form S-8, File No. 333-194746) pertaining to the 2010 Stock Incentive Plan of Karyopharm Therapeutics Inc., 2013 Stock Incentive Plan of Karyopharm Therapeutics Inc., and 2013 Employee Stock Purchase Plan of Karyopharm Therapeutics Inc.;

2.
Registration Statements (Form S-8, File Nos. 333-253469; 333-202742, 333-216732, and 333-223675) pertaining to the 2013 Stock Incentive Plan of Karyopharm Therapeutics Inc.;

3.
Registration Statements (Form S-8, File Nos. 333-210221, 333-229971 and 333-237160) pertaining to the 2013 Stock Incentive Plan of Karyopharm Therapeutics Inc. and 2013 Employee Stock Purchase Plan of Karyopharm Therapeutics Inc.;

4.
Registration Statement (Form S-8, File No. 333-226639) pertaining to Inducement Stock Option Awards (September 2017 – July 2018) of Karyopharm Therapeutics Inc.;

5.
Registration Statement (Form S-8, File No. 333-233094) pertaining to Inducement Stock Option Awards (August 2018 – July 2019) of Karyopharm Therapeutics Inc.;

6.
Registration Statement (Form S-8, File No. 333-248357) pertaining to Inducement Stock Option Awards (August 2019 – July 2020) of Karyopharm Therapeutics Inc.;

7.
Registration Statement (Form S-8, File No. 333-258513) pertaining to Inducement Stock Option Awards (August 2020 – July 2021) of Karyopharm Therapeutics Inc.;

8.
Registration Statement (Form S-3, File No. 333-258500) and related Prospectus of Karyopharm Therapeutics Inc. for the registration of common stock;

9.
Registration Statement (Form S-8, File No. 333- 263075) pertaining to the 2013 Stock Incentive Plan of Karyopharm Therapeutics Inc., 2013 Employee Stock Purchase Plan of Karyopharm Therapeutics Inc., 2022 Inducement Stock Incentive Plan of Karyopharm Therapeutics Inc. and the Inducement Stock Option Awards (August 2021 – January 2022) of Karyopharm Therapeutics Inc.;

10.
Registration Statement (Form S-3, File No. 333-268991) and related Prospectus of Karyopharm Therapeutics Inc. for the registration of common stock;

11.
Registration Statement (Form S-8, File No. 333-265386) pertaining to the 2022 Equity Incentive Plan and 2022 Inducement Stock Incentive Plan, as amended, of Karyopharm Therapeutics Inc.;

12.
Registration Statement (Form S-8, File No. 333-269845) pertaining to the 2013 Employee Stock Purchase Plan and 2022 Inducement Stock Incentive Plan, as amended, of Karyopharm Therapeutics Inc.;

13.
Registration Statement (Form S-3, File No. 333-269846) and related Prospectus of Karyopharm Therapeutics Inc. for the registration of debt securities, common stock, preferred stock, warrants and units; and

14.
Registration Statement (Form S-8, File no. 333-273593) pertaining to the Amended and Restated 2013 Employee Stock Purchase Plan and 2022 Equity Incentive Plan, as amended, of Karyopharm Therapeutics Inc.

of our reports dated February 29, 2024, with respect to the consolidated financial statements of Karyopharm Therapeutics Inc., and the effectiveness of internal control over financial reporting of Karyopharm Therapeutics Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 29, 2024